UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WLDN	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Chief Financial Officer

On April 13, 2021, Ms. Stacy B. McLaughlin notified the Company of her resignation from her position as Vice President and Chief Financial Officer of Willdan Group, Inc. (the “Company”) and from all other positions she holds with the Company and each of its subsidiaries, effective April 16, 2021.

In conjunction with her resignation, and also on April 13, 2021, the Company entered into a separation agreement (the “Separation Agreement”) with Ms. McLaughlin. Pursuant to the Separation Agreement, for a period of six (6) months, Ms. McLaughlin will provide the Company with consulting transition services. In consideration of Ms. McLaughlin’s consulting transition services and her release of claims in favor of the Company, the Company will provide Ms. McLaughlin the following benefits: (i) base salary continuation for the lesser of 15 months or the date Ms. McLaughlin commences comparable full-time employment (up to $300,013.78, subject to tax withholding and other authorized deductions), beginning on the payroll date following Ms. McLaughlin’s execution of the Separation Agreement; (ii) $5,000 for legal fees incurred by Ms. McLaughlin in connection with the negotiation and drafting of the Separation Agreement; (iii) payment of Ms. McLaughlin’s healthcare premiums pursuant to the Consolidated Omnibus Budget Reconciliation Act at the same or reasonably equivalent coverage level as in effect on April 16, 2021, for the lesser of 15 months or the date Ms. McLaughlin becomes covered under a new employer’s benefit arrangements; and (iv) acceleration of Ms. McLaughlin’s outstanding Performance-Based Restricted Stock Units at target, such that all of Ms. McLaughlin’s Performance-Based Restricted Stock Units will be fully vested as of April 16, 2021.

The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Separation Agreement is qualified in its entirety by reference to such exhibit.

Appointment of Chief Financial Officer

In connection with Ms. McLaughlin’s resignation, on April 13, 2021, the Board appointed Mr. Creighton (Kim) Early as Vice President and Chief Financial Officer of the Company, with such appointment to be effective on April 16, 2021. Mr. Early, age 68, currently serves as Executive Vice President of Willdan Energy Solutions and as Chief Financial Officer of various subsidiaries of the Company, positions he has held since December 2015. Mr. Early has also served as a member of the Board of Directors of H.W. Lochner, Inc., a private company, since April 2016, and has served as the Chairman of its Audit Committee since February 2021. Prior to joining the Company, Mr. Early served as Chief Financial Officer of both public and privately held companies, including three years with Infrastructure & Energy Alternatives LLC, a renewable energy construction company. He also previously spent 14 years at Earth Tech, Inc., a multinational infrastructure company, including serving as its Chief Financial Officer and as the President of its Global Water Management Division. Mr. Early holds a B.S. in Business Administration from Ohio State University and an M.B.A. from the University of Michigan. Mr. Early will serve as the Company’s principal financial officer and principal accounting officer for Securities and Exchange Commission (the “SEC”) reporting purposes.

Mr. Early will also enter into an indemnification agreement with the Company in the form previously approved by the Board and filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2016.

There are no arrangements or understandings between Mr. Early and any other person pursuant to which Mr. Early was appointed as Vice President and Chief Financial Officer and there are no family relationships between Mr. Early and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

 Item 7.01             Regulation FD Disclosure.

On April 16, 2021, the Company issued a press release announcing Ms. McLaughlin’s resignation and Mr. Early’s appointment as discussed in Item 5.02 herein. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in its entirety. The information in this Item 7.01 and the attached Exhibit 99.1 to this Current Report on Form 8-K is being furnished (not filed) pursuant to Item 7.01 of Form 8-K.

Item 9.01             Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Document

10.1	Separation Agreement, dated April 13, 2021, between Willdan Group, Inc. and Stacy McLaughlin
99.1	Press Release of Willdan Group, Inc. dated April 16, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: April 16, 2021	By:	/s/ Creighton K. Early
Creighton K. Early
Chief Financial Officer (Principal Financial Officer)

4